CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Putnam ETF Trust of our report dated October 20, 2025, relating to the financial statements and financial highlights, which appears in Putnam Focused Large Cap Growth ETF’s Annual Report on Form N-CSR for the year ended August 31, 2025. We also consent to the references to us under the headings “Financial highlights”, “FINANCIAL STATEMENTS” and “Auditor” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

December 22, 2025